EXHIBIT 99.1

VisionWave Provides Corporate Update on Planned
Expansion of Multi-Domain Intelligence Platform Across
Defense, Energy, and Autonomous Systems

Update highlights platform evolution including RF sensing activation, SaverOne transaction, exploratory Liberia offshore initiative, Israeli subsidiary formation, and expansion into global defense and energy markets

WEST HOLLYWOOD, Calif. – March 30, 2026 – VisionWave Holdings, Inc. (NASDAQ: VWAV) (“VisionWave” or the “Company”), a defense and advanced sensing technology company, today issued a comprehensive corporate update highlighting its strategy to develop an integrated multi-domain intelligence platform spanning autonomous systems, RF-based sensing, artificial intelligence infrastructure, and computational acceleration technologies.

Since completing its business combination and becoming publicly traded, VisionWave has continued to pursue the expansion of its platform through strategic transactions, technology development initiatives, and global market engagement. The Company’s recent progress reflects an evolution beyond traditional defense systems toward a unified architecture designed to support intelligence, sensing, and operational capabilities across air, land, and subsurface environments.

Key Milestones Since Previous Corporate Update

Category	Major Milestones
Strategic Transactions	Completion of SaverOne transaction (Stage 1); preliminary alignment with largest creditor of C.M. Composite Materials; SolarDrone acquisition of controlling interest in Junko Solar
Platform Expansion	Activation of RF sensing layer across core platform architecture; expansion into subsurface sensing and energy intelligence
Autonomous Systems	Continued advancement of UAV and UGV platforms through SolarDrone and VARAN initiatives
Defense Technologies	Expansion of RF sensing and counter-drone capabilities through SaverOne collaboration
Energy & Subsurface Intelligence	Took initial steps in efforts toward offshore exploration blocks LB-4 and LB-5 in Liberia; commenced development of RF-based subsurface sensing framework
Global Expansion	Preliminary Engagement with government officials in Latin America; continued initiatives in India, Europe, and the Middle East
Corporate Structure	Establishment of Israeli subsidiary and appointment of leadership team
Advanced Computing	Continued development of QuantumSpeed™ and QSpeed™ computational architecture

Evolution into a Multi-Domain Intelligence Platform

VisionWave’s platform architecture continues to evolve into an integrated system designed to unify sensing, computation, and autonomous execution across multiple operational domains. The Company’s platform is intended to consist of five core layers:

Advanced Sensing and Detection

RF-based sensing technologies designed to detect, classify, and interpret complex electromagnetic environments across defense, infrastructure, and energy applications.

Artificial Intelligence and Data Processing

AI-driven systems designed to process large-scale sensor data and enable real-time decision support.

Computational Acceleration

The QuantumSpeed™ computational engine and QSpeed™ architecture supporting high-performance AI workloads and modeling environments.

Autonomous Systems Platforms

Integration of sensing and AI capabilities into UAV and UGV platforms across defense and infrastructure applications.

Subsurface Intelligence (Proposed Layer)

Emerging sensing architecture focused on RF-based subsurface analysis and infrastructure intelligence, expanding VisionWave’s capabilities into energy exploration and geological analysis domains. This planned expanded architecture reflects the Company’s strategy of integrating multiple sensing modalities with computational and autonomous capabilities into a unified platform. The Company emphasizes that these technologies remain at a research and evaluation stage, with no assurance of successful development or commercialization.

Advancing RF-Based Sensing as a Core Platform Layer

VisionWave recently announced the activation of its RF sensing layer across its platform, supported by its strategic collaboration with SaverOne. The completion of the first stage of the SaverOne transaction represents a key milestone in advancing RF sensing capabilities from development toward integrated deployment across multiple applications, including counter-drone defense systems, infrastructure monitoring, and emerging sensing use cases. Management believes that, if successfully developed and deployed, RF-based sensing could potentially serve the Company’s broader platform architecture, enabling enhanced situational awareness across diverse operational environments.

Expansion into Energy and Subsurface Intelligence

VisionWave has expanded its strategic focus into energy and subsurface intelligence applications, following its engagement in offshore exploration opportunities in Liberia. The Company secured an exclusive pathway toward potential participation in offshore Blocks LB-4 and LB-5, representing a potential entry point into global energy markets. In parallel, VisionWave completed an internal research initiative evaluating RF-based subsurface sensing architectures designed to enhance visibility in complex geological environments. The Company emphasizes that these technologies remain at a research and evaluation stage, with no assurance of successful development or commercialization. Management views this expansion as a long-term opportunity to apply advanced sensing and computational capabilities to new domains beyond traditional defense applications.

Strategic Transactions and Platform Integration

VisionWave continues to expand its platform through targeted transactions and structural initiatives.

The Company completed the first stage of its strategic transaction with SaverOne, advancing collaboration in RF sensing technologies. VisionWave also announced preliminary steps in an effort to align with the largest creditor of C.M. Composite Materials, supporting progress toward the proposed acquisition of a controlling stake in the defense manufacturing company. Through its subsidiary SolarDrone, the Company acquired a controlling interest in Junko Solar, expanding its capabilities in energy-related infrastructure and deployment systems.

Global Market Expansion

VisionWave has continued to expand its international presence through engagement with government and institutional stakeholders. The Company conducted a series of exploratory technology presentations to senior government officials in Latin America focused on homeland security and public safety applications. These initiatives complement ongoing expansion efforts across India, Europe, and the Middle East, where VisionWave continues to evaluate deployment opportunities for its integrated sensing and autonomous systems platform. These demonstrations have not resulted in any binding agreements or purchase orders to date.

Establishment of Israeli Operations

VisionWave established a dedicated Israeli subsidiary and appointed a local leadership team to support regional operations. Management believes this development strengthens the Company’s positioning within global defense ecosystems and enhances access to technology development and strategic partnerships.

Management Perspective

“We are continuing to execute on a strategy focused on integrating sensing, artificial intelligence, and autonomous systems into a unified platform,” said Douglas Davis, VisionWave’s Executive Chairman and Chief Executive Officer. “Over the past several months, we have expanded our focus beyond traditional defense applications into broader intelligence domains, including infrastructure monitoring and subsurface analysis. The activation of our RF sensing layer, the advancement of our SaverOne collaboration, and our entry into energy-related opportunities reflect a continued efforts to evolve our platform architecture. We believe that if successful combining sensing, computation, and autonomy across multiple domains positions VisionWave to better address emerging global demand for advanced intelligence and operational technologies.”

VisionWave Strategic Roadmap

Looking ahead, VisionWave intends to continue advancing its platform across:

●	RF sensing and counter-drone defense technologies

●	Autonomous aerial and ground systems

●	Subsurface sensing and energy intelligence

●	Computational acceleration and AI infrastructure

●	Expansion into global defense and infrastructure markets

Management believes continued integration across these domains will support long-term platform scalability and commercial opportunities.

About VisionWave Holdings Inc.

About VisionWave Holdings Inc.

VisionWave Holdings, Inc. (Nasdaq: VWAV) is a dual-market autonomous systems platform company developing AI-driven, RF-based sensing, autonomy, and computational acceleration technologies for defense, homeland security, and commercial infrastructure applications. VisionWave’s mission is to connect defense innovation with civilian progress through shared core technologies deployed across air, land, and sea.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s strategic initiatives, technology development (including QuantumSpeed™ and QSpeed™), acquisitions and potential acquisitions (including the proposed acquisition of a controlling interest in C.M. Composite Materials), partnerships, global expansion (including in India, Europe and the Middle East), anticipated milestones, market opportunities, and long-term growth strategy. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” and similar expressions, or by statements that events or trends “may,” “will,” or “could” occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including but not limited to geopolitical and security risks (including those related to operations or partners in Israel and other regions), failure to satisfy closing conditions or execute definitive agreements for acquisitions, joint ventures or partnerships (including the proposed C.M. Composite Materials transaction and related India JV), regulatory and export control hurdles (including in international markets such as India, Europe and the Middle East), capital requirements and financing risks (including reliance on debt/equity financings and potential dilution), integration and execution risks associated with acquisitions and technology development, delays or failures in achieving development milestones (including for QuantumSpeed™ and related platforms), intellectual property risks, competition in defense and AI markets, dependence on government/defense contracts or partnerships, market volatility and trading irregularities (including suspected manipulation), the risk that the Company may be unable to obtain the necessary regulatory, governmental, ministerial, or third-party approvals required to participate in offshore exploration Blocks LB-4 and LB-5 in Liberia, that such approvals may be subject to conditions, delays, or revocations outside the Company’s control, or that the Company may be unable to negotiate and execute a definitive agreement on terms acceptable to the Company, or at all, the risks associated with conducting business in Liberia, including political instability, changes in government policy or leadership, nationalization or expropriation of assets, currency controls and foreign exchange risk, corruption and lack of enforcement of legal rights, underdeveloped legal and regulatory infrastructure, and the risk that applicable laws and regulations may change in ways that are adverse to the Company’s interests or that interfere with the Company’s ability to pursue its planned activities, the risks associated with the Company’s Israeli subsidiary operations, including the ongoing armed conflict in and around Israel and the broader Middle East region, the potential for escalation of hostilities, disruption to personnel, facilities, supply chains, or technology development activities, restrictions on the movement of people or goods, the imposition of emergency regulations or government requisition of resources, potential reputational risks arising from operations in a conflict zone, and the risk that the Company may be unable to maintain or expand its Israeli operations if security conditions deteriorate, the risk that the Company’s subsidiary SolarDrone may be unable to successfully integrate Junko Solar’s operations, personnel, and technology into its existing platform, that the anticipated strategic and financial benefits of the Junko Solar acquisition may not be realized within the expected timeframe or at all, that integration costs may exceed expectations, that key personnel of Junko Solar may depart following the acquisition, or that Junko Solar’s business may underperform relative to the Company’s expectations at the time of acquisition and other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission (including the most recent Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, Annual Report on Form 10-K for the year ended September 30, 2025, and subsequent Current Reports on Form 8-K).

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release and in the Company’s SEC filings. VisionWave undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

VWAV - Investor Contact: investors@vwav.inc

Website: https://www.vwav.inc